UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2013

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY 10019
(Address of principal executive offices)

(646) 801-5572
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2013, Wizard World, Inc. (the “Company”) entered into those certain Director Agreements (the “Director Agreements”) with Mr. Paul L. Kessler (“Mr. Kessler”) and Mr. Kenneth Shamus (“Mr. Shamus”, together with Mr. Kessler, each referred to hereinafter as the “New Director”, and collectively, the “New Directors”), respectively,in connection with their appointment to the Board of Directors of the Company (the “Board”), as more fully described in Item 5.02 below.  The term of the Director Agreements commences on March 17, 2013, and continues through the Company’s next annual stockholders’ meeting.  The Director Agreements may, at the option of the Board, be automatically renewed on such date that each respective New Director is re-elected to the Board.

The New Directors received, upon execution of the Director Agreements and pursuant to those certain Non-Qualified Stock Option Agreements, entered into as of March 17, 2013, by and between the Company and each New Director, respectively, a non-qualified stock option to purchase up to one hundred and fifty thousand (150,000) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price per share equal to $0.40. The option is exercisable for a period of five years and vests in equal amounts over a period of three (3) years at the rate of twelve thousand five hundred (12,500) shares per fiscal quarter at the end of such quarter, commencing in the quarter ended March 31, 2013, and pro-rated for the number of days each New Director serves on the Board during such fiscal quarter. Notwithstanding the foregoing, if either New Director ceases to be a member of Board at any time during the three (3)-year vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any un-vested options shall be irrefutably forfeited.

In conjunction with the Director Agreements, the Company also entered into those certain Indemnification Agreements, dated as of March 17, 2013 (the “Indemnification Agreements”), with each New Director. The Indemnification Agreements indemnifies the New Directors to the fullest extent permitted under Delaware law for any claims arising out of or resulting from, amongst other things, (i) any actual, alleged or suspected act or failure to act by the New Directors in their respective capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by each New Director in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreements, the New Directors are indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by the New Directors in respect of any claim as which he shall have been adjudged liable to the Company, unless the Delaware Chancery Court rules otherwise. The Indemnification Agreements provide for indemnification of the New Directors during their employment and for a period of six (6) years thereafter.

The above description of the Director Agreements and Indemnification Agreements does not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On March 17, 2013, the Board of the Company approved by unanimous written consent the appointment of Mr. Kessler and Mr. Shamus, and Mr. Kessler and Mr. Shamus accepted such appointments, as members of the Board. Below are descriptions of their respective professional work experience.

Paul Kessler, age 52

Paul L. Kessler, age 52, combines over 30 years of experience as an investor, financier and venture capitalist. In 2000, Mr. Kessler founded Bristol Capital Advisors, LLC, a Los Angeles based investment advisor, and has served as the Principal and Portfolio Manager from 2000 through the present. Mr. Kessler has broad experience in operating, financing, capital formation, negotiating, structuring and re-structuring investment transactions. He is involved in all aspects of the investment process including identification and engagement of portfolio companies. His investment experience encompasses both public and private companies. Mr. Kessler works actively worked with executives and boards of companies on corporate governance and oversight, strategic repositioning and alignment of interests with shareholders.

The Board believes that Mr. Kessler’s extensive experience in matters including capital formation, corporate finance, investment banking, founder, owner, operator of successful companies, corporate governance, as well as his understanding of capital markets, will provide a significant contribution to the growth of the Company.

Kenneth Shamus, age 42

Kenneth Shamus, age 42, combines over 25 years of experience in the Toys & Collectibles Industry. From 1990 through present, Mr. Shamus is the Chief Executive Officer of ToyWiz, Inc., an online toys, action figures and trading card games company.

The Board believes that the combination of Mr. Shamus’s extensive experience in the pop culture space, including toys, games, action figures and collectible trading cards, and his business acumen brings a unique blend of skills to the Company and will help steer the Company’s growth and development.

Family Relationships

Neither Mr. Kessler nor Mr. Shamus has a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

On May 31, 2011, the Company entered into an agreement with ToyWiz, Inc. (“ToyWiz”), a company run by Mr. Shamus to monetize the ToyWiz website.  Under the terms of such agreement, ToyWiz is paid 50% of the advertising revenue attributable to the ToyWiz site, with a minimum guarantee of $5,000.00 per month.

Compensatory Arrangements of Certain Officers.

Options

As described in Item 1.01 above, which is incorporated by reference to this Item 5.02, the Company entered into those certain Non-Qualified Stock Option Agreements (collectively, the “Stock Option Agreement”) with the New Directors. Pursuant to the Stock Option Agreement, the New Directors were each granted a non-qualified stock purchase option (the “Non-Qualified Option”) to purchase up to an aggregate of one hundred fifty thousand (150,000) shares of Common Stock of the Company, subject to the terms and conditions of the Second Amended and Restated 2011 Stock Incentive and Award Plan (the “Plan”), which was authorized and approved by the Board. The exercise price for the Non-Qualified Option is $0.40 per share. The Non-Qualified Option vests quarterly over a three (3) year period, subject to each New Director continuing to be a member of the Board on each applicable vesting date, and will remain exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of grant. All or any part of the vested but unexercised portion of the Non-Qualified Option is subject to forfeiture in the event of a breach of insider trading rules or obligations of confidentiality, in the event that the New Directors or their respective affiliates competes with the Company or solicits employees or customers of the Company, and in the event of death, disability or retirement of the New Directors.

The above descriptions of the Plan and Stock Option Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the Plan and the Stock Option Agreement, which is incorporated by reference herein as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 8.01 Other Events

Compensation Committee

On March 17, 2013, the Board authorized the creation of a Compensation Committee. The Board has appointed Greg Suess as chairman and Vadim Mats and John Maatta shall serve as initial members of the Compensation Committee.

Audit Committee

On March 17, 2013, the Board also authorized the creation of an Audit Committee. Vadim Mats was appointed as chairman and Mr. Shamus and Mr. Kessler shall serve as initial members of the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2011)

10.2	Form of Director and Officer Indemnification (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2011)

10.3	Wizard World, Inc. Second Amended and Restated 2011 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2012)

10.4	Form of Non-Qualified Stock Option Agreement*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: March 22, 2013	By:	/s/ John Macaluso
	Name:	John Macaluso
	Title:	Chief Executive Officer